UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 20, 2014

RiceBran Technologies
(Exact Name of Registrant as Specified in Charter)

California	0-32565	87-0673375
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6720 N. Scottsdale Road, Suite 390 Scottsdale, AZ	85253
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (602) 522-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On March 20, 2014, RiceBran Technologies (the “Company”) entered into a Note and Warrant Purchase Agreement (the “Purchase Agreement”) and a Registration Rights Agreement (the “Registration Rights Agreement”) in connection with a private placement of its securities to certain accredited investors for aggregate gross proceeds of approximately $4.9 million (approximately $4.3 million after estimated offering expenses).  Pursuant to the Purchase Agreement, the investors purchased (i) an aggregate of $4,898,649.25 in convertible notes which are convertible into shares of common stock of the Company at a price of $5.25 per share, and (ii) five-year warrants to purchase an aggregate of 1,399,614 shares of common stock at an exercise price of $5.25 per share. On March 20, 2014, the Company's closing price was $5.09.

The convertible notes have an annual interest rate equal to 5% which increases to 15% on September 1, 2014.  The convertible notes will automatically convert into shares of the Company’s common stock upon the Company obtaining shareholder approval to increase the number of the Company’s authorized shares to enable the issuance of the shares underlying the convertible notes and the warrants.  The convertible notes are due and payable on the earlier of the conversion date or July 31, 2016. The convertible notes contain standard and customary events of default, including but not limited to the failure to make payments when due and failure to deliver a noteholder shares of common stock within ten days from the conversion date.  If an event of default occurs, each holder may require us to immediately redeem the convertible notes (including all accrued and unpaid interest thereon), in cash.

Pursuant to the Registration Rights Agreement, the Company is obligated to file a registration statement with the Securities and Exchange Commission within 30 calendar days after the company obtains shareholder approval to increase its authorized shares of common stock covering the possible resale from time to time in the future of the shares of common stock underlying the convertible notes and the warrants.

Maxim Group LLC acted as advisor and lead placement agent for the financing and received a customary fee based on aggregate gross proceeds received from the investors.

The foregoing summary of the Purchase Agreement, the Registration Rights Agreement, the convertible note and the warrants do not purport to be complete and is qualified in its entirety by reference to the full text of each of the aforementioned documents attached as Exhibits hereto, and which are hereby incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in response to Item 1.01 of this report is incorporated by reference into this Item 2.03.

Item 3.02	Recent Sales of Unregistered Securities

See Item 1.01 above, which disclosures are incorporated herein by reference.  The issuance of convertible notes and warrants was completed in accordance with the exemption provided by Rule 506 of Regulation D of the Securities Act of 1933 and/or Section 4(2) of the Securities Act of 1933, as amended.  Each of the investors represented that it is an accredited investor, as defined in Rule 501 of Regulation D, and that it was acquiring the securities for its own account, not as nominee or agent, and not with a view to the resale or distribution of any part thereof in violation of the Securities Act.

Item 9.01	Financial Statements and Exhibits

Exhibit
No.	Description
4.1	Form of Convertible Promissory Note dated March 20, 2014

4.2	Form of Warrant dated March 20, 2014

10.1	Note and Warrant Purchase Agreement dated March 20, 2014

10.2	Registration Rights Agreement dated March 20, 2014

99.1	Press Release dated March 21, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RICEBRAN TECHNOLOGIES

Date: March 21, 2014	By:	/s/ W. John Short
W. John Short
Chief Executive Officer
(Duly Authorized Officer)